Exhibit 99.3

SELECTED FINANCIAL INFORMATION

The financial statements of Newcastle Investment Corp. (the “Company”) for the periods ended on and prior to June 30, 2014 that have been previously filed by the Company are presented without giving effect to the reverse stock split approved by the Company’s board of directors on August 6, 2014. As a result of the reverse stock split, the Company is presenting selected financial data for the Company, which reflects the effect of the 3-for-1 reverse common stock split, for (i) the three and six months ended June 30, 2014 and 2013, (ii) the three months ended March 31, 2014 and 2013, and (iii) the years ended December 31, 2013, 2012, 2011, 2010 and 2009.

The selected financial information should be read in conjunction with the Company’s consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for these periods.

	(in thousands, except per share data)
	Year Ended December 31,
	2013	2012	2011	2010	2009
Interest income	$213,715	$282,951	$291,036	$300,272	$361,866
Interest expense	89,382	109,924	138,035	172,219	218,410

Net interest income	124,333	173,027	153,001	128,053	143,456

Impairment (Reversal)	(19,769)	(5,664)	1,110	(240,858)	548,540

Net interest income (loss) after impairment	144,102	178,691	151,891	368,911	(405,084)
Operating revenues	87,323	20,075	1,899	1,708	1,547
Other income	35,301	262,294	180,495	282,287	227,399
Expenses	152,990	66,118	30,327	30,901	33,099

Income (loss) from continuing operations before income taxes	113,736	394,942	303,958	622,005	(209,237)
Income tax expense	1,038	—	—	—	—

Income (loss) from continuing operations	112,698	394,942	303,958	622,005	(209,237)
Preferred dividends	(5,580)	(5,580)	(5,580)	(7,453)	(13,501)
Excess of carrying amount of exchanged preferred stock over fair value of consideration paid	—	—	—	43,043	—
Net income attributable to noncontrolling interests	(928)	—	—	—	—

Income (loss) from continuing operations, after preferred dividends, excess of carrying amount of exchanged preferred stock over fair value of consideration paid and net income attributable to noncontrolling interest:	$106,190	$389,362	$298,378	$657,595	$(222,738)

Income (loss) from continuing operations per share of common stock, after preferred dividends, excess of carrying of exchange preferred stock over fair value of consideration paid and net income attributable to noncontrolling interest.

Basic	$1.15	$8.10	$10.92	$32.91	$(12.64)
Diluted	$1.12	$8.01	$10.92	$32.91	$(12.64)
Weighted average number of shares of common stock outstanding giving effect to the 3-to-1 reverse stock spilt
Basic	92,294	48,049	27,328	19,983	17,621
Diluted	94,437	48,589	27,330	19,983	17,621
Dividends declared per share of common stock	$1.77	$2.52	$1.20	—	—
Total Assets	$4,852,563	$3,945,312	$3,651,799	$3,687,111	$3,514,628
Total Long-term liabilities	$3,017,931	$2,781,761	$3,419,013	$3,922,672	$5,147,348

	(in thousands, except per share data)
	Three months ended March 31		Three months ended June 30		Six months ended June 30
	2014	2013	2014	2013	2014	2013
Interest income	$46,452	$61,332	$29,893	$62,824	$76,345	$124,156
Interest expense	35,855	22,710	33,905	21,998	69,760	44,708

Net interest income	10,597	38,622	(4,012)	40,826	6,585	79,448

Impairment (Reversal)	1,246	2,773	1,526	3,201	2,772	5,974

Net interest income (loss) after impairment	9,351	35,849	(5,538)	37,625	3,813	73,474
Other revenues	121,629	13,500	143,646	14,013	265,275	27,513
Other income	15,806	5,770	41,685	8,090	57,491	13,860
Expenses	136,563	27,254	146,812	31,586	283,375	58,840

Income (loss) from continuing operations before income taxes	10,223	27,865	32,981	28,142	43,204	56,007
Income tax expense	295	—	540	—	835	—

Income (loss) from continuing operations	9,928	27,865	32,441	28,142	42,369	56,007
Preferred dividends	(1,395)	(1,395)	(1,395)	(1,395)	(2,790)	(2,790)
Net loss attributable to noncontrolling interests	661	—	29	—	690	—

Income (loss) from continuing operations, after preferred dividends, excess of carrying amount of exchanged preferred stock over fair value of consideration paid and net income attributable to noncontrolling interest	$9,194	$26,470	$31,075	$26,747	$40,269	$53,217

Income (loss) from continuing operations per share of common stock, after preferred dividends, excess of carrying of exchange preferred stock over fair value of consideration paid and net income attributable to noncontrolling interest.

Basic	$0.08	$0.34	$0.27	$0.31	$0.34	$0.65
Diluted	$0.08	$0.33	$0.26	$0.30	$0.33	$0.63
Weighted average number of shares of common stock outstanding:
Basic	117,151	78,379	117,199	86,409	117,175	82,416
Diluted	121,022	80,026	120,954	88,465	120,988	84,269
Dividends declared per share of common stock	$0.30	$0.66	$0.30	$0.51	$0.60	$1.17
Total Assets	$3,520,609	$5,196,003	$3,264,004	$2,845,334	$3,264,004	$2,845,334
Total Long-term liabilities	$2,407,218	$3,267,363	$2,166,522	$1,917,657	$2,166,522	$1,917,657